Exhibit 10.41 Letter of Credit and Reimbursement Agreement

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                             LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT


                           Dated as of June 1, 1997


                                    between


                              LESLIE-LOCKE, INC.


                                      and


                       BRANCH BANKING AND TRUST COMPANY


                                  relating to

                  The Pender County Industrial Facilities and
                     Pollution Control Financing Authority
                                  $7,000,000
                     Industrial Development Revenue Bonds
                   (Leslie-Locke, Inc. Project), Series 1997

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                               TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS

SECTION 1.01.  Certain Defined Terms.........................................2
SECTION 1.02.  Computation of Time Periods...................................8
SECTION 1.03.  Accounting Terms..............................................8

                                  ARTICLE II
           AMOUNT AND TERMS OF THE LETTER OF CREDIT; PLEDGE OF BONDS

SECTION 2.01.  The Letter of Credit..........................................8
SECTION 2.02.  Issuing the Letter of Credit..................................8
SECTION 2.03.  Fees and Expenses.............................................8
SECTION 2.04.  Reimbursement; Amounts Paid in Advance of Date When Due.......9
SECTION 2.05.  Tender Advances..............................................10
SECTION 2.06.  Interest on Tender Advances..................................11
SECTION 2.07.  Prepayments; Reinstatement of Letter of Credit Amounts.......11
SECTION 2.08.  Increased Costs..............................................12
SECTION 2.09.  Payments and Computations....................................13
SECTION 2.10.  Evidence of Debt.............................................13
SECTION 2.11.  Obligations Absolute.........................................13
SECTION 2.12.  Delivery of Bonds Upon Purchase or Conversion................14
SECTION 2.13.  Extension of the Stated Termination Date.....................14
SECTION 2.14.  Pledge of Bonds..............................................14

                                  ARTICLE III
                            CONDITIONS OF ISSUANCE

SECTION 3.01.  Condition Precedent to Issuance of the Letter of Credit......17
SECTION 3.02.  Additional Conditions Precedent to Issuance of the
               Letter of Credit ............................................20
SECTION 3.03.  Conditions Precedent to Each Tender Advance..................20

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Company................21

                                   ARTICLE V
                           COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants........................................25
SECTION 5.02.  Negative Covenants...........................................31


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                                  ARTICLE VI
                               EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................35
SECTION 6.02.  Rights Upon an Event of Default..............................36
SECTION 6.03.  No Remedy Exclusive..........................................37
SECTION 6.04.  Anti-Marshalling Provisions..................................37

                                  ARTICLE VII
                                 MISCELLANEOUS

SECTION 7.01.  Amendments, Etc..............................................38
SECTION 7.02.  Notices, Etc.................................................38
SECTION 7.03.  No Waiver....................................................38
SECTION 7.04.  Right of Set-off.............................................38
SECTION 7.05.  Indemnification..............................................38
SECTION 7.06.  Liability of the Bank........................................39
SECTION 7.07.  Costs, Expenses and Taxes....................................40
SECTION 7.08.  Binding Effect...............................................40
SECTION 7.09.  Severability.................................................40
SECTION 7.10.  Governing Law................................................40
SECTION 7.11.  Headings.....................................................40
SECTION 7.12.  Prior Agreements Superseded..................................40
SECTION 7.13.  Counterparts.................................................41
SECTION 7.14.  Removal of Remarketing Agent.................................41
SECTION 7.15.  Modification to Promissory Note dated June 21, 1993 of the Company ..............................................41


EXHIBIT A - Form of Letter of Credit......................................A-1
EXHIBIT B - Form of Company Counsel Opinion...............................B-1
EXHIBIT C - Form of Opinion Letter for Bond Counsel.......................C-1
EXHIBIT D - Form of Deed of Trust.........................................D-1
EXHIBIT E - Form of Security Agreement....................................E-1
EXHIBIT F - Form of Guaranty Agreement....................................F-1
EXHIBIT G - Payment of Taxes..............................................G-1
EXHIBIT H - Agreements of Company and Subsidiaries........................H-1
EXHIBIT I - Environmental Matters.........................................I-1
EXHIBIT J - Locations of Personal Property................................J-1
EXHIBIT K - Insider Transactions..........................................K-1
EXHIBIT L - Guarantees....................................................L-1

Schedule 4.01(d) Litigation

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      LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of June 1, 1997, between LESLIE-LOCKE, INC., a Delaware corporation (the "Company), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank").

                            PRELIMINARY STATEMENTS:

      (1) The Company has requested THE PENDER COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY (the "Issuer") to issue, pursuant to an Indenture of Trust of even date herewith (said Indenture of Trust and any amendments or supplements thereto being herein referred to as the "Trust Agreement" or "Indenture"), between Norwest Bank Minnesota, National Association, as trustee (the "Bond Trustee"), and the Issuer, $7,000,000 aggregate principal amount of the Issuer's Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997 (the "Bonds") to various purchasers.

      (2) The Company and the Issuer have entered into a Loan Agreement of even date herewith (said Loan Agreement and any amendments or supplements thereto being herein referred to as the "Loan Agreement"), under the terms of which the Issuer will loan the proceeds of the sale of the Bonds to the Company for the purpose of financing the cost of the construction of a 156,000 square-foot expansion to the Company's existing facility and the acquisition and installation of equipment therein for the manufacture of building products (the "Project") in Pender County, North Carolina.

      (3) In order to provide security for the payment when due of the principal of, and interest and premium on, the Bonds, the Company has requested the Bank to issue its irrevocable letter of credit naming the Bond Trustee as beneficiary, in substantially the form of Exhibit A hereto (such letter of credit and any successor letter of credit as provided for or contemplated in such letter of credit or this Agreement being the "Letter of Credit"), in the amount of $7,466,666 (the "Commitment"), of which (a) $7,000,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds and (b) $256,666 shall support the payment of up to 110 days of interest or portion of the purchase price corresponding to interest on the Bonds, at an assumed interest rate of 12% per annum and (c) $210,000 shall support the payment of premium of up to 3% of the principal amount of the Bonds to be redeemed upon a redemption due to the occurrence of a Determination of Taxability pursuant to Section 301(b) of the Trust Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Drawing," or "B Drawing," "C Drawing," or "D Drawing" shall have the meaning ascribed to such terms in the Letter of Credit.

            "Advance" means any Tender Advance and "Advances" means Tender Advances collectively.

            "Affiliate" of a specified Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with (by virtue of ownership of voting securities, contract or otherwise) such specified Person. For purposes hereof, White Metal shall not be deemed an Affiliate.

            "Agreement" means this Letter of Credit and Reimbursement Agreement and any amendments or supplements thereto.

            "Base Rate" means a fluctuating rate of interest per annum equal to the Prime Rate plus two percent (2%), each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate.

            "Bond Trustee" has the meaning assigned to that term in paragraph
      (1) of the Preliminary Statements hereof.

            "Bonds" has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

            "Business Day" means a day of the year on which state-chartered banks are not required or authorized to close in Charlotte, North Carolina.

            "Capital Lease Obligations" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligation is, or in accordance with Generally Accepted Accounting Principles is required to be, classified and accounted for as a capital lease on a balance sheet of such Person, and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.




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            "Collateral" means the property covered by the Security Agreement and the Deed of Trust.

            "Commitment" has the meaning assigned to that term in paragraph (3) of the Preliminary Statements hereof.

            "Commitment Termination Date" has the meaning assigned to that term in Section 2.01 of this Agreement.

            "Completion Date" means June 30, 1997.

            "Consolidated Debt Service Coverage Ratio" means, with respect to the Company and its Subsidiaries as at the end of each of the fiscal quarters of a fiscal year, the ratio of (i) the sum of Consolidated Net Income plus taxes, depreciation, depletion and amortization of properties (including intangible properties) of the Company and its Subsidiaries for the four most recent consecutive fiscal quarters plus Consolidated Interest Expense for the four most recent consecutive fiscal quarters, to
      (ii) the sum of Consolidated Interest Expense for the four most recent consecutive fiscal quarters plus the current portion of long-term debt as of the end of such fiscal quarter.

            "Consolidated Interest Expense" means, for any period, the gross interest expense without offset for interest income, excluding any interest in connection with any intercompany debt (including, without limitation, debt to or from any past, present or future Affiliate) and excluding imputed interest expense with respect to the White Metal Reserve, of the Company and its Subsidiaries on a consolidated basis during such period determined in accordance with Generally Accepted Accounting Principles, and shall in any event include, without limitation,
      (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the imputed interest portion of any Capital Lease Obligation.

            "Consolidated Net Income" means, with respect to any period, the net income of the Company and its Subsidiaries on a consolidated basis for such period computed in accordance with Generally Accepted Accounting Principles.

            "Consolidated Net Intangible Assets" means, at any date of determination thereof, all amounts that would, in accordance with Generally Accepted Accounting Principles, be classified as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date, including goodwill, patents, trademarks, copyrights, franchises, licenses and customer lists.

             "Consolidated Net Tangible Assets" means, at any date of determination thereof, all amounts that would, in accordance with Generally Accepted Accounting Principles, be included as assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date, excluding Consolidated Net Intangible Assets.


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            "Consolidated Tangible Net Worth" means, at any date of
      determination thereof, the excess of (i) Consolidated Net Tangible Assets over (ii) Consolidated Total Liabilities less Subordinated Indebtedness.

            "Consolidated Total Liabilities" means, at any date of determination thereof, all amounts that would, in accordance with Generally Accepted Accounting Principles, be included as current liabilities, long-term debt, deferred income taxes, Capital Lease Obligations or any other liability on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

            "Credit Termination Date" means the date on which the Letter of Credit shall terminate in accordance with its terms.

            "Date of Issuance" has the meaning assigned to that term in Section
      2.02 of this Agreement.

            "Deed of Trust" means that certain Deed of Trust of even date herewith, made by the Company to a deed of trust trustee for the benefit of the Bank, in substantially the form of Exhibit D hereto, and any amendments and supplements thereto.

            "Default Rate" means a fluctuating interest rate equal to 2% per annum above the Base Rate in effect from time to time.

            "Environmental Laws" means any Federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

            "Event of Default" has the meaning assigned to that term in Section
      6.01 of this Agreement.

            "Generally Accepted Accounting Principles" means those principles of accounting set forth in statements of the Financial Accounting Standards Board or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

            "Guarantor" means Leslie-Building Products, Inc., a Delaware corporation, its successors and assigns.

            "Guaranty" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guaranty shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Guaranty Agreement" means that certain Guaranty Agreement of even date herewith of the Guarantor in favor of the Bank in substantially the form of Exhibit F attached hereto, and any amendments or supplements thereto.

            "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person,
      (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. Indebtedness does not include trade debt incurred by the Company in the ordinary course of business.


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

            "Interest Payment Date" means each date on which interest is payable on the Bonds pursuant to the Bonds and the Trust Agreement.

            "Issuer" has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

            "Letter of Credit" has the meaning assigned to that term in paragraph (3) of the Preliminary Statements hereof.

            "Letter of Credit Fee Calculation Amount" in effect at any time means the maximum amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction for (i) any amount drawn by any B Drawing referred to in the Letter of Credit (unless such amount is not reinstated under the Letter of Credit), or (ii) any amount drawn by any C Drawing or D Drawing, or (iii) any amount not available to be drawn because Bonds are held by or for the account of the Company.

            "Lien" means any interest in property securing any obligation owed to, or a claim by, a person other than the owner of the property, including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or consignment or bailment for security purposes.

            "Loan Agreement" has the meaning assigned to that term in paragraph
      (2) of the Preliminary Statements hereof.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA.

            "Official Statement" means the Offering Memorandum, relating to the Bonds, together with any documents incorporated therein by reference.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permitted Encumbrances" means and includes (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith; (ii) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iii) rights of lessees under leases made in the ordinary course of business under which the Company or any Subsidiary is lessor;
      (iv) liens in respect of final judgments or awards or attachments remaining undischarged or unstayed for not longer than 60 days from the making thereof; and (v) existing liens in favor of the Bank.


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

            "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

            "Plan" means an employee benefit plan (other than a Multiemployer
      Plan) maintained for employees of the Company, or any Affiliate and covered by Title IV of ERISA.

            "Plan Termination Event" means (i) a Reportable Event described in
      Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Prime Rate" means the rate of interest per annum announced by the Bank from time to time to be its prime rate. The Prime Rate is one of several rate indexes used by the Bank in calculating interest on loans to its customers and is not necessarily the best or lowest rate of interest offered by the Bank.

            "Project" has the meaning assigned to that term in paragraph (2) of the Preliminary Statements hereof.

            "Related Documents" has the meaning assigned to that term in Section 2.11.

            "Security Agreement" means that certain Security Agreement of even date herewith between the Company and the Bank in substantially the form of Exhibit E, and any amendments and supplements thereto.

            "Stated Termination Date" means June 30, 2000.

            "Subordinated Indebtedness" of a Person shall mean any indebtedness of such Person and/or any of its Subsidiaries subordinated in a manner approved by the Bank in writing.

            "Subsidiary" means with respect to any Person, any corporation, association, or other business entity more than fifty percent (50%) of the shares of voting stock or other interests (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) of which are at the time owned directly or indirectly by such Person and/or any Subsidiary of such Person. When such term is used without specifying the Person of which a Person is a Subsidiary, such reference is intended to be to a Subsidiary of the Company. Unless otherwise indicated, White Metal shall not be considered a Subsidiary.

            "Tender Advance" has the meaning assigned to that term in Section
      2.05 of this Agreement.

            "Tender Agent" means Norwest Bank Minnesota, National Association, or any successor thereto as tender agent under the Trust Agreement.

            "Trust Agreement" has the meaning assigned to that term in paragraph
      (1) of the Preliminary Statements hereof.

            "White Metal" means White Metal Rolling and Stamping Corp., a New York corporation.

      SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, except as otherwise stated herein.


                                  ARTICLE II
           AMOUNT AND TERMS OF THE LETTER OF CREDIT; PLEDGE OF BONDS

      SECTION 2.01. The Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Bond Trustee at any time during the period from the date hereof to June 30, 1997 (the "Commitment Termination Date") in the amount of the Commitment and expiring on or before the Stated Termination Date.

      SECTION 2.02. Issuing the Letter of Credit. The Letter of Credit shall be issued on at least five Business Days' notice from the Company to the Bank specifying the proposed date of issuance. On the date specified by the Company in such notice and upon fulfillment of the applicable conditions set forth in
Article III hereof, the Bank will issue and deliver the Letter of Credit to the Bond Trustee (the date of such issuance and delivery being called the "Date of Issuance"). The Letter of Credit shall be issued in substantially the form of Exhibit A hereto. The Bank agrees that any and all payments made under the Letter of Credit will be made with the Bank's own funds.

      SECTION 2.03. Fees and Expenses. (a) The Company agrees to pay the Bank on the Date of Issuance an initial Letter of Credit fee of $141,866.65. Thereafter, the Company agrees to pay to the Bank on each one year anniversary of the Date of Issuance a Letter of Credit fee equal to the percentage shown below of the Letter of Credit Fee Calculation Amount, based upon the ratio of


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Indebtedness to Consolidated Tangible Net Worth as of the last day of the immediately preceding fiscal year of the Company:

               Ratio of                             Percentage of
     Indebtedness to Consolidated                Letter of Credit Fee
          Tangible Net Worth                      Calculation Amount
     ----------------------------                --------------------
            3.50 or more                                 2.25%
            3.00 through 3.499                           2.00
            2.50 through 2.999                           1.75
            2.00 through 2.499                           1.50
            1.50 through 1.999                           1.25
            1.499 or less                                1.00

      The amount of such fee shall be calculated based on the Letter of Credit Fee Calculation Amount as of the date such payment is due, and the fee shall be deemed earned when paid and the Company shall be entitled to no refund or rebate of such fee in the event the Letter of Credit terminates after such payment.

      (b) The Company agrees to pay to the Bank, upon each drawing under the Letter of Credit, a fee of $50 per drawing.

      (c) The Company agrees to pay to the Bank, upon each transfer of the Letter of Credit, a transfer commission equal to $2,500 together with all costs and expenses of the Bank (including reasonable attorneys' fees) incurred related thereto.

      (d) The Company agrees to pay to the Bank, upon each amendment of the Letter of Credit, a fee of $1,000 together with all costs and expenses of the Bank (including reasonable attorneys' fees) incurred related thereto.

      (e) The Company agrees to pay the Bank's normal transaction charges, including wire charges, and service charges on any account established with the Bank in order to perform this Agreement.

      (f) Any amount of fees or expenses payable by the Company to the Bank which is not paid within 10 days when due shall bear interest, from the date such amount of fees was due until the date of payment in full, at the Default Rate, payable on the first to occur of the date of payment in full of such amount or demand by the Bank.

      SECTION 2.04. Reimbursement; Amounts Paid in Advance of Date When Due. The Company agrees to pay the Bank (i) any amount drawn under the Letter of Credit pursuant to any


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

A Drawing, B Drawing or D Drawing and, if the conditions contained in Section
3.03 hereof are not fulfilled by the Company, that portion of the purchase price corresponding to principal and that portion of the purchase price corresponding to interest drawn under the Letter of Credit pursuant to a C Drawing, immediately after (and before 2:00 p.m. (Eastern Standard time) on the same Business Day as) such drawing, plus (ii) interest at the Default Rate, payable on demand, on any amount remaining unpaid by the Company to the Bank under clause (i) above, from the date such amount becomes due and payable until payment in full.

      As set forth in Section 3.01 (f) of the Indenture, a principal amount of the Bonds is scheduled to be paid to the holder thereof on an annual basis commencing June 1, 1999 in the amounts set forth in Section 3.01(f) of the Indenture with the final principal payment due and payable on June 1, 2010. Interest on the Bonds shall be payable quarterly on the first day of each March, June, September and December of each year at the rate established pursuant to the Indenture (the "Interest Payment Dates").

      As such principal and interest payments become due on the Bonds, drawings will be made on the Letter of Credit for such amounts by the Bond Trustee. The Company desires to set up a sinking fund account into which it will deposit quarterly in advance with the Bank the principal amount which it will need to reimburse the Bank hereunder for drawings under the Letter of Credit respecting principal. Therefore, the Company agrees to deposit in cash with the Bank on each Interest Payment Date commencing September 1, 1998, an amount in cash equal to one-fourth of the principal payment due on the Bonds on the next following principal payment date (being $150,000 on each Interest Payment Date from September 1, 1997 through June 1, 2009 and $100,000 on each Interest Payment Date from September 1, 2009 through June 1, 2010). All such funds shall be held in an interest bearing account of the Bank (the "Sinking Fund Account") and shall not be withdrawable by the Company except as provided herein. Provided no Default or Event of Default has occurred hereunder, any interest which accrues on such funds held by the Bank may be withdrawn by the Company on each interest payment date for the Bonds or left in such account and credited against the reimbursement obligations due hereunder. The Company hereby assigns to and grants the Bank a security interest in such sinking fund account to secure the Company's obligations hereunder. To the extent that the Company fails to pay when due any amount owing hereunder, including the reimbursement payments due under this Section 2.04, the Bank may, and is hereby authorized by the Company to, withdraw from such account and pay to itself such amounts as are needed to satisfy such obligations of the Company to the Bank.

      THE SINKING FUND ACCOUNT SHALL BE DEPLETED AT LEAST ONCE EACH YEAR. ANY MONEY DEPOSITED IN THE SINKING FUND ACCOUNT SHALL BE SPENT WITHIN A THIRTEEN-MONTH PERIOD BEGINNING ON THE DATE OF DEPOSIT, AND ANY AMOUNT RECEIVED FROM INVESTMENT OF MONEY HELD IN THE SINKING FUND ACCOUNT SHALL BE SPENT WITHIN A ONE-YEAR PERIOD BEGINNING ON THE DATE OF RECEIPT. IN ADDITION TO THE FOREGOING, THE COMPANY AGREES THAT THE SINKING FUND ACCOUNT SHALL BE USED AND MAINTAINED AT ALL TIMES IN SUCH A MANNER THAT SHALL NOT CAUSE THE BONDS TO BE TREATED AS "ARBITRAGE BONDS" WITHIN THE MEANING OF SECTION 148 OF THE CODE (AS DEFINED IN THE INDENTURE).

      SECTION 2.05. Tender Advances. If the Bank shall make any payment of that portion of the purchase price corresponding to principal of and interest on the Bonds from amounts drawn under the Letter of Credit pursuant to a C Drawing and the conditions set forth in Section 3.03 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Company on the date and in the amount of such payment, each such tender advance being a "Tender Advance". Notwithstanding any other provision hereof, the Company shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of (i) such date as provided in Section 2.07(b) hereof, (ii) the date thirty (30) days following such Tender Advance or (iii) the Credit Termination Date. The Company may prepay any such amounts on an earlier date as provided in Section 2.07(a) hereof.

      SECTION 2.06. Interest on Tender Advances. The Company shall pay interest on the unpaid amount of each Tender Advance from the date of such Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Base Rate, provided that the unpaid amount of any Tender Advance which is not paid when due pursuant to Section 2.05 hereof shall bear interest at the Default Rate, payable on demand and on the date such amount is paid in full.

      SECTION 2.07. Prepayments; Reinstatement of Letter of Credit Amounts. (a) The Company may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Company shall notify the Bank on the date of such prepayment of the amount to be prepaid, which notice may be given by telephone (promptly confirmed in writing) but which shall not be effective unless received by the Bank prior to 11:00 A.M. Charlotte, North Carolina time on the day of the proposed prepayment referred to above.

      (b) Subject to Section 2.05, prior to or simultaneously with the resale of Bonds acquired by the Tender Agent with the proceeds of one or more draws under the Letter of Credit by one or more C Drawings, the Company shall repay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (i) the portion of the purchase price corresponding to the aggregate principal amount of the Bonds being resold or to be resold, plus (ii) the portion of the purchase price corresponding to the aggregate amount of accrued and unpaid interest on such Bonds, plus (iii) the aggregate amount of accrued and unpaid interest on such Tender Advances, less the amount paid pursuant to the immediately preceding clause (ii). Such payment shall be applied by the Bank in reimbursement of such drawings (and as repayment of Advances resulting from such drawings in the manner described above), and, the Company irrevocably authorizes the Bank to reinstate the Letter of Credit in accordance therewith.

      (c) The Company agrees that, pursuant to the provisions of the Trust Agreement, Bonds purchased with proceeds of a drawing under the Letter of Credit shall be (i) held by the Bond Trustee as agent and bailee for the account of the Bank or (ii) delivered by the Tender Agent to the Bank or its designee, in either case, to be held by the Bank or its agent, bailee or designee in pledge as collateral securing the Company's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Bank, or its agent, bailee or designee, as pledgee of the Company, as provided for in Section
2.14 hereof.

      (d) The Company shall, forthwith, prepay or cause to be prepaid pursuant to subsection (a) of this Section 2.07 any amount owing to the Bank as a result of any Tender Advance for the purpose of paying the purchase price of any Bond delivered to the Tender Agent, if the Tender Agent failed, for any reason, to pay or tender payment of the purchase price of such Bond when due to or for the account of the person entitled thereto and such failure is continuing or any other person shall assert that such person has a lien on or security interest in such Bond.

      (e) Upon payment to the Bank of the amount of any Tender Advance to be prepaid together with accrued interest on such Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid and, if applicable, the Bank shall release or cause to be released to the Tender Agent, in accordance with the terms of the Trust Agreement, a principal amount of Bonds, if any, then held under pledge equal to the principal amount of such prepayment.

      SECTION 2.08. Increased Costs. If any law, regulation or change in any law or regulation or in the interpretation thereof, or any ruling, decree, judgment, guideline, directive or recommendation (whether or not having the force of law) by any regulatory body, court, central bank or any administrative or governmental authority charged or claiming to be charged with the administration thereof (including, without limitation, a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments including its obligations hereunder) shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, Subsidiaries or participants any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Letter of Credit issued hereunder, or (ii) subject the Bank or any of its affiliates, Subsidiaries or participants to any tax, charge, fee, deduction or withholding of any kind whatsoever in connection with the Letter of Credit or change the basis of taxation of the Bank or any of its affiliates, Subsidiaries or participants (other than a change in the rate of tax based on the overall net income of the Bank or such participant), or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank's or an affiliate's, Subsidiary's or participant's capital or cost base for issuing or owning a participation in the Letter of Credit which results in an increase in the capital requirement supporting the Letter of Credit, or (iv) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, Subsidiaries or participants any capital requirement, increased capital requirement or similar requirement, such as the deeming of the Letter of Credit to be an asset held by the Bank or any of its affiliates, Subsidiaries or participants for capital adequacy calculation or other purposes (including, without limitation, a request or requirement which affects the manner in which the Bank or any participant allocates capital resources to its commitments including its obligations hereunder or under the Letter of Credit), and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs in any way to the Bank or any affiliate, Subsidiary or participant of issuing, maintaining or participating in the Letter of Credit or reduce the amounts payable by the Company hereunder or reduce the rate of return on capital, as a consequence of the issuing, maintaining or participating in the Letter of Credit, to a level below that which the Bank, its affiliates, Subsidiaries or participants could have achieved but for such events; then and in such event the Company shall, promptly upon receipt of written notice to the Company by the Bank of such increased costs and/or decreased benefits, pay within 30 days of demand therefor to the Bank all such additional amounts which, in the Bank's or participant's sole good faith calculation as allocated to the Letter of Credit, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, all as certified by the Bank or such participants in said written notice to the Company. Such certification shall be accompanied by information concerning the calculation of such increased costs and/or decreased benefits and shall be conclusive and binding on the parties hereto, absent manifest error. In determining such amount, the Bank or any participant may use any reasonable averaging or attribution methods.

      SECTION 2.09. Payments and Computations. The Company shall make each payment hereunder (a) representing reimbursement pursuant to Section 2.04 hereof to the Bank of drawings made under the Letter of Credit not later than 2:00 p.m. (Charlotte, North Carolina time), and (b) not later than 2:00 p.m. (Charlotte, North Carolina time) for all other payments, on the day when due in lawful money of the United States of America to the Bank at its address referred to in
Section 7.02 hereof in same day funds. The Company hereby authorizes the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Company's accounts with the Bank, including the Sinking Fund Account established under Section 2.04 hereunder, any amount so due. Computations of the Prime Rate, the Default Rate and of any fees or commissions hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.

      SECTION 2.10. Evidence of Debt. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company resulting from each drawing under the Letter of Credit and each Tender Advance made from time to time hereunder and the amounts of principal, interest and fees payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded, absent manifest error.

      SECTION 2.11. Obligations Absolute. The payment obligations of the Company under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of the Letter of Credit, the Bonds, the Trust Agreement, the Loan Agreement, the Deed of Trust, the Security Agreement, the Guaranty Agreement, or any other agreement or instrument relating thereto (collectively, the "Related Documents");

         (ii) any amendment or waiver of or any consent to departure from all or any of the Related Documents (unless consented to in writing by the Bank);

        (iii) the existence of any claim, set-off, defense (other than the defense of payment) or other right which the Company may have at any time against the Bond Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any persons or entities for whom the Bond Trustee, any such beneficiary or any such transferee may be acting), the Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

         (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that the Bank's reliance upon any such statement or document shall not have constituted gross negligence or willful misconduct of the Bank;

          (v) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; provided that such payment shall not have constituted gross negligence or willful misconduct of the Bank.

      SECTION 2.12. Delivery of Bonds Upon Purchase or Conversion. The Company hereby agrees to cause the Tender Agent, in accordance with the terms of the Trust Agreement, to deliver Bonds purchased with the proceeds of any drawing under the Letter of Credit to the Bank or its designee (including the Bond Trustee as agent and bailee for the Bank) to be held by the Bank in pledge as collateral securing the Company's payment obligations hereunder. Bonds so delivered to the Bank or its designee shall be registered by the Bond Trustee in the name of the Bank, or its agent, bailee or designee, as pledgee of the Company, as provided in the Trust Agreement. Upon payment to the Bank of the amount of such drawings, together with accrued interest, if any, on such amount, calculated at the Default Rate, to the date of payment, or upon written notice to the Bond Trustee that the Bank has reinstated the Letter of Credit with respect to Bonds purchased with proceeds of such drawings, the Bank shall release to the Tender Agent, in accordance with the terms of the Trust Agreement, a principal amount of Bonds, if any, then held under the pledge equal to the amount of such payment corresponding to the principal portion of such Bonds.

      SECTION 2.13. Extension of the Stated Termination Date. At least one hundred and eighty days before the Stated Termination Date, the Company may request the Bank in writing to extend the Stated Termination Date for one year for purposes of this Agreement and the Letter of Credit. If the Company shall make such a request, the Bank shall, on or before the date one hundred forty days preceding the Stated Termination Date, notify the Company in writing whether or not the Bank will extend the Stated Termination Date and, if the Bank does so elect, the conditions of such extension (including conditions relating to legal documentation and pricing, such as fees for renewal and drawings). If the Bank shall not so notify the Company, the Bank shall be deemed to have not consented to such request. All requests and notices made pursuant to this
Section 2.13 shall also be delivered to the Bond Trustee.

      SECTION 2.14. Pledge of Bonds. The Company hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to the following (the "Collateral"):

            (a) all Bonds which may from time to time have been purchased with proceeds of C Drawings under the Letter of Credit (the "Pledged Bonds");

            (b) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds;

            (c) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds;

as collateral security for the prompt and complete payment when due of all amounts due in respect of the reimbursement obligations of the Company set forth herein with respect to such Pledged Bonds (the "Obligations").

      Pledged Bonds shall be held by the Bond Trustee pursuant to the provisions of Section 1203 of the Trust Agreement or as otherwise directed by the Bank.

      In the event that the Company shall fail to pay any amount when due hereunder with respect to the Pledged Bonds, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(1) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Company. The Company agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.

No notification need be given to the Company if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of North Carolina, except to the extent the remedial provisions of some other state laws are applicable.

      The Company covenants that the pledge, assignment and delivery of the Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Company in or to such Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Collateral. The Company covenants and agrees that it will defend the Bank's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

      Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the Obligations with respect to such Pledged Bonds, and restoration of the Letter of Credit in the amount of any drawing thereunder to satisfy the Obligations.

                                  ARTICLE III
                            CONDITIONS OF ISSUANCE

      SECTION 3.01. Condition Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the condition precedent that the Bank shall have received on or before the Date of Issuance, except as otherwise indicated below, the following, each dated such date, in form and substance satisfactory to the Bank:

            (a) Corporate Documents: (i) A copy of the Certificate of Incorporation of the Company and the Guarantor, each certified as of a date no earlier than 10 days prior to the Date of Issuance by the Secretary of State of the State of Delaware; (ii) certificates dated no earlier than 10 days prior to the Date of Issuance of the Secretary of State of the State of Delaware as to the good standing of the Company and of the Guarantor, (iii) a certificate dated no earlier than 10 days prior to the Date of Issuance of the Secretary of State of the State of North Carolina as to the qualification to do business of the Company; (iv) a copy of the bylaws of the Company and of the Guarantor, each certified as of the Date of Issuance by the Secretary or an Assistant Secretary of the Company as being complete, correct and in full force and effect; and (v) copies of the resolutions of the Board of Directors of the Company and of the Guarantor evidencing authorization and approval of this Agreement, the Deed of Trust, the Security Agreement, and any Related Document to which the Company or the Guarantor is a party, as applicable, and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Company and of the Guarantor (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance).

            (b) Governmental Approvals: Originals (or copies certified to be true copies by the Secretary or Assistant Secretary of the Company or, in the case of the Issuer, by an authorized officer of the Issuer) of all governmental and regulatory approvals (including, without limitation, approvals or orders of the Issuer, the North Carolina Local Government Commission or the Governor of the State of North Carolina) necessary for the Company with respect to this Agreement, the issuance of the Bonds and the transactions contemplated hereby and thereby.

            (c) Incumbency Certificates: Certificates of the Secretary or an Assistant Secretary of the Company and of the Guarantor certifying the names and true signatures of the officers of the Company and the Guarantor, respectively, authorized to sign this Agreement, the Related Documents and the other documents contemplated hereby and thereby to which the Company or the Guarantor is a party, respectively.

            (d) Company Counsel Opinions: An opinion of Berlack, Israels & Liberman LLP, as Counsel to the Company and the Guarantor, and/or any counsel licensed to practice in North Carolina and in Georgia that may be engaged by the Company, in substantially the form of Exhibit B-1 hereto in form and substance satisfactory to the Bank and its counsel, and as to such other matters as the Bank may reasonably request.

            (e) Bond Counsel Opinion: An opinion of Hunton & Williams, Bond Counsel, in substantially the form of Exhibit C hereto in form and substance satisfactory to the Bank and its counsel and as to such other matters as the Bank may reasonably request.

            (f) Operative Documents: An executed copy of the Loan Agreement, Deed of Trust, Security Agreement, Guaranty Agreement, Trust Agreement, Official Statement, the Bond Purchase Agreement and the Remarketing Agreement, each as defined in the Trust Agreement.

            (g) Bond Transcript: As soon as practicable after the issuance of the Letter of Credit, a copy of the Bond transcript and each closing document relating to the issuance of the Bonds.

            (h) Authentication Order: A certificate from the Issuer stating that the Issuer has duly executed and delivered the Bonds to the Trustee for authentication.

            (i) Title Insurance: From a title insurance company acceptable to the Bank, in respect of the Deed of Trust, a mortgagee's title insurance policy or marked-up unconditional binder for such insurance, dated the Date of Issuance. Such policy shall (i) be in an amount equal to $7,000,000; (ii) insure that the Deed of Trust insured thereby creates a valid first lien on the property covered by such Deed of Trust free and clear of all defects and encumbrances (except those acceptable to the Bank); (iii) name the Bank as the insured party thereunder; (iv) be in the form of ALTA Loan Policy-1992 or other form approved by the Bank; and (v) contain a Revolving Credit/Letter of Credit Endorsement and such other endorsements and effective coverage as the Bank may reasonably request. The Bank shall also have received (i) evidence that all premiums in respect of such policy have been paid and (ii) copies of all items appearing as exceptions on such policy or binder.

            (j) Certified Survey and Flood Plain Certification: A physical survey containing maps or plats of the perimeter or boundaries of the site of the real property and improvements covered by the Deed of Trust certified to the Bank and the title insurance company, in a manner acceptable to each of them, dated a date satisfactory to the Bank and the relevant title insurance company, by an independent professional licensed land surveyor satisfactory to the Bank and the relevant title insurance company, which survey shall indicate the following: (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the site and width thereof; (iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the site; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map, all in form satisfactory to the Bank. The Company shall also provide a certification from an independent professional licensed land surveyor satisfactory to the Bank as to the location of the Project or any property covered by the Deed of Trust in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973.

            (k) Evidence of Recordation, Filings and Payments of Fees: Evidence satisfactory to the Bank that any documents (including, without limitation, financing statements) required to be recorded or filed in order to create, in favor of the Bank, a perfected lien on and security interest in all real and personal property covered by the Deed of Trust or the Security Agreement have been properly recorded and/or filed in each office in each jurisdiction required in order to create, in favor of the Bank, a perfected lien on and security interest in the respective collateral described therein. The Bank shall have received evidence of all such recordation and acknowledgment copies of all such filings (or, in lieu thereof, the Bank shall have received other evidence satisfactory to the Bank that all such filings have been made or will be made), and the Bank shall have received evidence that all necessary recordation and filing fees and all documentary taxes or other expenses related to such filings or recordations have been paid in full.

            (l) Insurance: Copies of Certificates of Insurance and/or if requested by Bank the insurance policies covered by such Certificates of Insurance required under Section 2.16 of the Deed of Trust or under the Security Agreement, from insurance companies or associations acceptable to the Bank, listing the Bank as insured party and/or loss payee together with evidence satisfactory to the Bank that all premiums necessary to be paid for the effectiveness of such insurance have been paid by the Company. If any part of the Project or property covered by the Deed of Trust is located in a "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973, a flood insurance policy satisfactory to the Bank and naming the Bank as insured party and/or loss payee shall be delivered to the Bank.

            (m) Fees Payable: Payment by the Company to (i) the Bank of the fees set forth in Section 2.03(a) hereof and such other costs and expenses pursuant to Section 7.07 hereof, and (ii) counsel to the Bank, of their fees incurred in connection with this transaction, plus such counsel's out-of-pocket expenses.

            (n) Current Financial Statements: Financial statements of the Company in the form required under Section 5.01(a) hereof.

            (o) Invoices. Copies of the original invoices relating to the building addition constructed and the machinery and equipment financed with Bond proceeds.

            (p) Environmental Audit: A satisfactory phase I environmental audit covering the "Phase II" of the Property from an engineering firm acceptable to the Bank indicating no environmental hazards not acceptable to the Bank, which audit shall be delivered not more than 60 days after the Date of Issuance.

            (q) Other Documents: Such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

      SECTION 3.02. Additional Conditions Precedent to Issuance of the Letter of Credit. (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the Date of Issuance the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Company, dated the Date of Issuance, stating that:

          (i) The representations and warranties contained in Section 4.01 of this Agreement, Section 2.02 of the Loan Agreement, in the Deed of Trust and in the Security Agreement are correct on and as of the Date of Issuance of the Letter of Credit as though made on and as of such date; and

         (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

and (b) there shall have been no introduction of or change in or in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or North Carolina banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

      SECTION 3.03. Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute an Advance hereunder only if on the date of such payment the following statements shall be true:

          (i) The representations and warranties contained in Section 4.01 of this Agreement, in Section 2.02 of the Loan Agreement, in the Deed of Trust and in the Security Agreement, are correct on and as of the date of such Advance as though made on and as of such date; and

         (ii) No event has occurred or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

Unless the Company shall have previously advised the Bank otherwise in writing, the Company shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants for itself and the Guarantor, as applicable, as follows (which representations and warranties shall survive the issuance of the Letter of Credit):

      (a) The Company, the Guarantor and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified as a foreign corporation to do business in every jurisdiction in the United States of America in which the nature of its business makes such qualification necessary and the failure to be so qualified would result in a material adverse effect on the business, properties or condition (financial or other) of the Company, and is in good standing in such jurisdictions. The Company does not have any Subsidiaries (as defined).

      (b) Each of the Company and the Guarantor is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, the Security Agreement, the Deed of Trust and the other Related Documents to which it is a party, and all corporate action on its part (and any shareholder action) required for the lawful execution, delivery and performance thereof has been duly taken; and this Agreement, the Security Agreement, the Deed of Trust and other Related Documents, upon the due execution and delivery thereof, will be the valid and enforceable instruments and obligations of the Company, and the Guarantor as applicable, in accordance with their terms. Neither the execution of this Agreement, the Deed of Trust or the Security Agreement or the other Related Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any law, regulation, order, writ or decree applicable to or binding upon the Company, the Guarantor or any Subsidiary, or any of their properties, or the Articles of Incorporation or Bylaws of the Company, the Guarantor or any Subsidiary, or any agreement or instrument to which the Company, the Guarantor or any Subsidiary is now a party or by which any of them or their properties may be bound.

      (c) The Company has good and marketable title to its properties and assets, and all such properties and assets are free and clear of all Liens of any kind except (i) as disclosed in the financial statements and notes thereto delivered by the Guarantor under the Guaranty Agreement prior to the date hereof and (ii) Permitted Encumbrances.

      (d) Except as set forth on Schedule 4.01(d) hereof, there are no pending or, to the Company's knowledge, threatened orders, claims, actions, investigations or proceedings before or by any court, arbitrator or governmental or administrative body, agency or official which may materially adversely affect the properties, business or condition, financial or otherwise, of the Company, the Guarantor or any Subsidiary or in any way adversely affect or call into question the power and authority of the Company or the Guarantor to enter into or perform this Agreement, the Security Agreement, the Deed of Trust or any other Related Documents to which it is a party.

      (e) The Company and its Subsidiaries have filed all income tax returns required to be filed by them and all taxes shown thereon have been paid (except where the failure to pay will not have a material adverse effect on the financial condition, business or operation of the Company), and no controversy in respect of additional income taxes, foreign, state or Federal, of the Company or any Subsidiary is pending, or to the knowledge of the Company threatened except such controversies which are being contested by the Company in good faith and by proper proceedings which, if determined adversely to the Company, would not have a material adverse affect on the business, financial condition or operations of the Company. The Federal and state income taxes of the Company and its Subsidiaries (excluding any state franchise taxes) have been examined and reported on or closed by applicable statutes for all fiscal years as indicated on Exhibit G, and adequate reserves have been established for the payment of all such taxes for periods ended subsequent to such fiscal years.

      (f) Neither the Company nor any Subsidiary is a party to or bound by any contract or agreement or subject to any charter or other corporate restrictions which adversely affects the business, properties, or condition, financial or otherwise, of the Company or any Subsidiary. The Bank acknowledges that the agreements described on Exhibit H may, under certain circumstances, have an adverse affect on the business of the Company and its Subsidiaries.

      (g) The Company owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Person.

      (h) No written approval known by the Company to be required of any foreign, Federal, state or local governmental authorities is necessary to enter into and carry out the terms of this Agreement or the other Related Documents, and no consents or approvals are required in connection with the making or performance of this Agreement or the other Related Documents. The Company has received the written approval or permits from all foreign, Federal, state and local governmental authorities necessary to conduct its operations as presently conducted.

      (i) Neither this Agreement, the other Related Documents nor any other agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Bank by or on behalf of the Company or its Subsidiaries in connection with the issuance of the Letter of Credit contains any misrepresentation or untrue statement of material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

      (j) The Company is now, and after giving effect to (i) the loan made by the Issuer pursuant to the Loan Agreement and (ii) the credit to be extended by the Bank pursuant to the Letter of Credit, will be, solvent.

      (k) Except as set forth on Exhibit I, neither the Company nor to the Company's best knowledge any previous owner or operator of any real property currently owned or operated by the Company (collectively, the "Current Property"), has generated, stored, or disposed of any Hazardous

Material on any portion of the Current Property, or transferred any Hazardous Material from the Current Property to any other location in violation of any applicable Environmental Laws which has not been fully remedied. Neither the Company nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Company or any of its Subsidiaries with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material.

      (l) No part of the proceeds of the loan made by the Issuer pursuant to the Loan Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might cause the loan made by the Issuer pursuant to the Loan Agreement to constitute a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Parts 221 and
224) of the Federal Reserve Board.

      (m) None of the ERISA Plans maintained at any time by the Company or any Subsidiary or the trusts created thereunder has engaged in a prohibited transaction (as defined in ERISA) which could subject any such ERISA Plan or trust to a material tax or penalty on prohibited transactions imposed under the Code or ERISA; neither the Company nor any Subsidiary has incurred any accumulated funding deficiency within the meaning of ERISA, whether or not waived; nor has there been any Reportable Event (as defined in ERISA), or other event or condition, which presents a material risk of termination of any such ERISA Plan by the Pension Benefit Guaranty Corporation.

      (n) Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party relating to any Indebtedness, the effect of which default (i) may impair the ability of the Company to repay the Advances or any other amounts due hereunder; or (ii) would cause such obligation under the agreement or instrument to become due prior to its stated maturity and would have a material adverse affect on the financial condition, business or operations of the Company.

      (o) Neither the Company nor any Subsidiary is in default with respect to any of its existing Indebtedness where such default would have a material adverse affect on the financial condition, business or operations of the Company or such Subsidiary.

      (p) The address of the Company's chief executive offices and principal place of business is 4501 Circle 75 Parkway, Suite F-6300, Atlanta, Georgia 30339. All records and other information with respect to the Collateral (including computer programs and printouts) are maintained by the Company at such address. Any other personal property covered by the Security Agreement will be located at the manufacturing facilities and locations described on Exhibit J attached hereto.

      (q) The Company covenants, warrants and represents to the Bank that all representations and warranties of the Company contained in this Agreement and the other Related Documents shall be true at the time of the Company's execution of this Agreement and the other Related Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      (r) The information provided by the Company about itself and the Project in the Official Statement (the "Company Information") is accurate in all material respects for the purposes for which its use is authorized; and the Company Information in the Official Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading.

      (s) The Company has received the written approval of all Federal, state, local and foreign governmental authorities, if any, necessary to acquire and construct the Project and to carry out the terms of this Agreement, the Deed of Trust, the Security Agreement and the other Related Documents to which it is a party and no further governmental consents or approvals are required for the acquisition and construction of the Project or the making or performance of this Agreement, the Deed of Trust, the Security Agreement and such Related Documents.

                                   ARTICLE V
                           COVENANTS OF THE COMPANY

      SECTION 5.01. Affirmative Covenants. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obliga tion to pay any amount to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing:

      (a)    Financial Reports and Other Data.

          (i) As soon as practicable and in any event within twenty five (25) days after the end of each month, deliver, or cause to be delivered, to the Bank (i) an unaudited and unconsolidated balance sheet of the Company and its Subsidiaries, and related statements of income and retained earnings and cash flow for such month and for the period from the beginning of the then current fiscal year to the end of such month, all in reasonable detail and certified by the chief financial officer of the Company to have been prepared in accordance with Generally Accepted Accounting Principles, subject only to changes resulting from normal year-end adjustments; and (ii) computations demonstrating compliance with the provisions of subsections (a), (b), (c) and (d) of Section 5.02 hereof;

         (ii) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to the Bank (A) consolidated and consolidating balance sheets of the Guarantor and its Subsidiaries as at the end of such Fiscal Year, and related consolidated and consolidating statements of income, retained earnings and cash flow for such Fiscal Year (including comparable unaudited financial statements of the Company and its Subsidiaries), setting forth in each case in comparative form figures from the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Bank and, in the case of the consolidated financial statements, audited by and containing (as to the consolidated statements only) an unqualified opinion, without exception not satisfactory to the Bank, of independent certified public accountants acceptable to the Bank,
      (B) a copy of any letter or report provided by such accountants to the Guarantor, the Company or members of the Guarantor's or the Company's management in connection with or as a result of such audit relating to the Guarantor's or the Company's operations or management of its financial affairs, and (iii) a certificate of the duly authorized financial officer of the Company containing computations in reasonable detail evidencing compliance with subsections (a), (b), (c) and (d) of Section 5.02 hereof;

        (iii) Together with each delivery of those items required by clause (i) and (ii) above, the Company shall deliver to the Bank a certificate setting forth (A) that to the best of its knowledge, the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every agreement binding on them contained in this Agreement and the other Related Documents, and is not at the time in default of the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions hereof or thereof, and (B) that no Default or Event of Default has occurred, or specifying all such defaults and events of which they may have knowledge;

         (iv) With reasonable promptness, deliver such additional financial or other data as the Bank may reasonably request from time to time.

The Bank is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations or financial condition of the Company and its Subsidiaries which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Bank or to any person which shall, or shall have the right or obligation to, succeed to all or any part of the Bank's interest in this Agreement and the Related Documents.

      (b) Taxes and Liens. Promptly pay, or cause to be paid, in all cases in which the failure to pay might have a material adverse effect on the financial condition, business or operations of the Company, (i) all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon the income or profits of the Company, or upon any property, real, personal or mixed, belonging to the Company, or upon any part thereof, (ii) any lawful claims for labor, material and supplies which, if unpaid, might become a Lien or charge against any such property and (iii) any and all amounts required to be paid to all Federal, state, local and other taxing authorities in respect of employee withholdings; provided, however, that the Company shall not be required to pay or discharge any such items described on (i) and (ii) above that are being contested in good faith and by proper proceedings, and, if requested by the Bank, reserves with respect thereto acceptable to the Bank shall be maintained; provided further that any such item shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

      (c) Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and its franchises, trade names, service marks, patents, trademarks, permits, know-how, trade secrets and other proprietary rights which are reasonably necessary for the continuance of its business, except where such failure would not have a material adverse affect on its business, properties or condition, financial or otherwise.

      (d) Insurance; Payment of Premiums. Keep its businesses and properties insured at all times by responsible insurance companies against the risks and to the extent that provision for such insurance is usually made by other corporations engaged in similar businesses similarly situated and consistent with its past practices, and carry such other types and amounts of insurance as are usually carried by corporations engaged in the same or a similar business similarly situated and consistent with its past practices, including without limitation:

         (i) casualty insurance in an amount not less than the full replacement cost at time of loss, on all real and personal property serving as Collateral for Indebtedness of the Company to the Bank (except as may be otherwise agreed to by the Bank) against loss or damage by fire and lightning and other hazards and risks ordinarily included under uniform standard extended coverage policies, limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the state of location of such collateral;

        (ii) general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the real property owned or leased by the Company in an amount not less than $1,000,000 with respect to bodily injury, death or property damage on a combined single limit basis in any one accident and with an aggregate coverage amount of not less than $2,000,000 during any one policy year; and

       (iii) liability insurance (or self insurance arrangements meeting the requirements of the applicable jurisdiction) under the workers' compensation laws of the state of location of its facilities; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Company.

      Each insurance policy obtained in satisfaction of the requirements of subsections (i) through (iii) above shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the applicable jurisdiction such insurance coverage is obtained for, and of recognized standing, shall prohibit cancellation, non-renewal or lapse in coverage by the insurer without at least 30 days' prior written notice to the Bank, shall provide (with respect to insurance under (i) only) that, except as otherwise provided in the Security Agreement or upon the occurrence of an Event of Default hereunder, losses thereunder shall be adjusted with the insurer by the Company at its expense, and if requested by the Bank, the Bank, on behalf of the insured parties and the decision of such Persons as to any adjustment shall be final and conclusive. Each such policy shall name the Bank as lienholder and loss payee (with respect to insurance under (i) only) and additional insured thereunder, as its interests may appear. Not later than 30 days prior to the termination or expiration of any such policy then in effect and upon any further request, the Company shall deliver or cause to be delivered to the Bank an Officer's Certificate setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

      (e) Maintain Property. Maintain its properties in good order and repair and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

      (f) Books of Record and Account. Keep, and cause each Subsidiary to keep, proper books of record and accounts in which full, true and correct entries shall be made of its transactions in accordance with Generally Accepted Accounting Principles.

      (g) Payment of Indebtedness. Pay when due (or within applicable grace periods) all Indebtedness due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Company.

      (h) Right of Inspection. After at least three days' prior notice from the Bank, permit any person designated by the Bank to visit and inspect any of the properties, corporate books and financial reports of the Company, and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at such reasonable times and as often as the Bank may reasonably request, including an annual (or more frequent if the Bank in its sole discretion deems necessary) collateral audit of the Company by the Bank at the expense of the Company.

      (i) Observe All Laws. Conform to and duly observe all laws with respect to the conduct of its business the failure of which to comply might have a material adverse effect on the financial condition, business or operations of the Company.

      (j) Covenants Extending to Subsidiaries. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Company in subsections (b) through (i) above, inclusive.

      (k) Officer's Knowledge of Default. Upon an officer of the Company obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Company or any Subsidiary, cause such officer to promptly deliver to the Bank a certificate specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto.

      (l) Suits or Other Proceedings. Upon an officer of the Company obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Company, or any attachment, levy, execution or other process being instituted against any material portion of the assets of the Company, promptly deliver to the Bank a certificate stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

      (m) Notice Regarding Hazardous Material or Environmental Complaint. Give to the Bank immediate written notice of any complaint, order, directive, claim, citation or notice by any governmental authority or any person with respect to the use, generation, storage, transportation or disposal of Hazardous Material by the Company. The Company shall promptly comply with its obligations under law with regard to such matters and may contest any such obligations to the extent permitted by law.

      (n) Environmental Indemnification. Defend, indemnify and hold the Bank harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees including those arising by reason of any of the aforesaid or an action against the Company under this indemnity) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Company or any Subsidiary.

      (o) Further Assurances. At its cost and expense, upon request of the Bank, duly execute and deliver or cause to be duly executed and delivered, to the Bank such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the opinion of the Bank to carry out more effectively the provisions and purposes of this Agreement and the other Related Documents.

      (p) ERISA Requirement. Comply with all requirements of ERISA applicable to it and furnish to the Bank as soon as possible (i) a certificate describing in reasonable detail any Reportable Event (as defined in ERISA) with respect to any ERISA Plan that has occurred and any action which the Company proposes to take with respect thereto, (ii) a copy of any notice that the Company or any Subsidiary may receive from the Pension Benefit Guaranty Corporation relating to the intention of the Pension Benefit Guaranty Corporation to terminate any ERISA Plan or ERISA Plans or to appoint a trustee to administer any such ERISA Plan, and (iii) a certificate setting forth details as to any failure to make a required installment or other payment with respect to an ERISA Plan and the action that the Company or any Subsidiary proposes to take with respect thereto.

      (q) Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

      (r) Principal Accounts. Maintain its principal banking depository accounts with the Bank.

      (s) Application of Net Proceeds of Insurance and Eminent Domain.

            (i) The Net Proceeds of the liability insurance carried pursuant to the provisions of subsections (d)(ii) and (iii) above and of the other Related Documents shall be applied by the Company toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

            (ii) The Net Proceeds of the insurance carried with respect to the real and personal property serving as collateral pursuant to the provisions of subsection (d)(i) or the other Related Documents and the Net Proceeds resulting from Eminent Domain shall be paid to the Bank and applied as follows:

                  (A) If the amount of the Net Proceeds does not exceed $25,000, the Net Proceeds shall be paid to the Company and shall be applied to the repair, replacement, renewal or improvement of the affected Collateral as necessary.

                  (B) If the amount of the Net Proceeds exceeds $25,000, the Net
            Proceeds shall be paid to and held by the Bank pending receipt of written instructions from the Company. At the option of the Company, to be exercised within the period of ninety (90) days from the date of notice to the Company of receipt by the Bank of such Net Proceeds, the Company shall advise the Bank that (I) the Company will use the Net Proceeds for the repair, replacement, renewal or improvement of the affected Collateral (such funds to remain with the Bank and to be drawn down by the Company upon delivery of evidence satisfactory to Bank that such amounts are due for such repair, replacement, renewal or improvement), or (II) the Net Proceeds shall be applied to the prepayment of the Bonds. If the Company does not advise the Bank within said period of ninety (90) days that it elects to proceed under clause (I) to use such Net Proceeds for the repair, replacement, renewal or improvement of the affected Collateral, such Net Proceeds shall be applied to the prepayment of the Bonds, such prepayments to be applied by the Bank to the Bonds, as determined by the Bank in its sole discretion.

                  The Company agrees that if Company elects to use the moneys paid to the Bank pursuant to this Section for the repair, replacement, renewal or improvement of the affected Collateral, it will restore the affected Collateral, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the Net Proceeds were attributable. At the request of the Bank the Company shall present evidence satisfactory to the Bank that sufficient funds (whether through Net Proceeds or additional funds supplied by the Company) exist so that the affected Collateral can be so restored. To the extent that the Net Proceeds are not sufficient to restore or replace the affected Collateral, the Company shall use its own funds to restore or replace the affected Collateral. Prior to the commencement of such work, the Bank may require the Company to furnish a completion bond, escrow deposit or other satisfactory evidence of the Company's ability to pay or provide for the payment of any estimated costs in excess of the amount of the Net Proceeds. Any balance remaining after any such application of such Net Proceeds shall be paid to the Company. The Company shall be entitled to the Net Proceeds of any insurance or resulting from Eminent Domain relating to property of the Company not included in the affected Collateral and not providing security for the Letter of Credit.

            (iii) For purposes hereof, Net Proceeds, when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

            (iv) The proceeds of any such insurance shall be held by the Bank subject to a lien in favor of the Bank to secure the Letter of Credit.

      (t) Registration of Bonds. Cause all Bonds which it acquires, or which it has had acquired for its account, to be registered forthwith in accordance with the Trust Agreement in the name of the Company or, if acquired with funds drawn under the Letter of Credit, in the name of the Bank, or its designee, as pledgee of the Company.

      (u) Project Reporting Requirements. Furnish to the Bank the following:

               (i) Prior to submission for payment to the Trustee, copies of each requisition for disbursement from the Construction Fund (as defined in the Trust Agreement), including copies of all original invoices on machinery and equipment, and all certifications and attachments thereto, submitted for payment to the Trustee pursuant to Section 602 of the Trust Agreement for approval by the Bank;

              (ii) Copies of the Certificate submitted by the Company pursuant to Section 3.4 of the Loan Agreement; and

             (iii) Notice of the filing of any mechanic's, laborer's or materialman's lien against the Project which has not been discharged within 30 days after notice of the filing thereof.

      (v) Post-Closing Items. To the extent the Bank has not received all items required by Section 3.01 hereof at the date of issuance of the Letter of Credit, to deliver all such items to the Bank within twenty (20) days of issuance of the Letter of Credit.

      SECTION 5.02. Negative Covenants. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will not, nor will it permit any Subsidiary to, without the prior written consent of the Bank:

      (a) Consolidated Working Capital. Cause, suffer or permit the excess of Consolidated Current Assets over Consolidated Current Liabilities to be less than the following on the dates set forth below: (i) $8,750,000 at June 30, 1997, September 30, 1997 and December 31, 1997; (ii) $10,000,000 at March 31,
1998; and (iii) $8,750,000 at June 30, 1998 and each fiscal quarter end thereafter.

      (b) Consolidated Tangible Net Worth. Cause, suffer or permit Consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than (i) $7,000,000 at March 31, 1997; (ii) $7,900,000 at June 30, 1997; (iii) $8,400,000
at September 30, 1997; and (iv) $8,500,000 at December 31, 1997 and at each fiscal quarter end thereafter.

      (c) Consolidated Debt to Worth Ratio. Cause, suffer or permit the ratio of
(x) Consolidated Liabilities excluding Subordinated Indebtedness of the Company and of its Subsidiaries to (y) Consolidated Tangible Net Worth of the Company and its Subsidiaries, to exceed (i) 5.20 to 1.00 at March 31, 1997; (ii) 4.50 to
1.00 at June 30, 1997; (iii) 3.60 to 1.00 at September 30, 1997; and (iv) 3.90
to 1.00 at December 31, 1997 and each fiscal quarter end thereafter.

      (d) Consolidated Debt Service Coverage Ratio. Cause, suffer or permit the Consolidated Debt Service Coverage Ratio to be less than the following at the following fiscal quarter ends:

            Quarter End                               Ratio
            -----------                               -----

            March 31, 1997                            1.20 to 1.00
            June 30, 1997 and September 30, 1997      1.10 to 1.00
            December 31, 1997 and each fiscal
              quarter end thereafter                  1.4 to 1.00

In determining compliance with the provisions of (a) and (d) above, indebtedness under the Line of Credit Loan of the Company outstanding under the $12,000,000 Amended and Restated Loan Agreement dated as of November 29, 1995 between the Company and the Lender shall be considered long term debt.

      (e) Mortgages, Liens, Etc. Incur, create, assume or permit to exist any Lien on any of its properties or assets now owned or hereafter acquired of any character, including without limitation interests under conditional sales or other title retention agreements, except (i) Permitted Liens and the lien described on Exhibit C to the Security Agreement; (ii) Liens existing as of the date hereof and disclosed in the financial statements and notes thereto of the Guarantor delivered under the Guaranty Agreement prior to the date hereof; and
(iii) Liens securing indebtedness permitted under subsection (f)(ii) below.

      (f) Indebtedness. Create, assume, incur, or in any manner be or become liable in any manner to any person or persons directly or indirectly for any Indebtedness, other than:

            (i) The indebtedness provided for herein and existing Indebtedness of the Company held by the Bank;

            (ii) Purchase Money Mortgage Indebtedness (including Capital Lease Obligations), not in excess of $500,000 in the aggregate for the Company and its Subsidiaries in any fiscal year, provided that no such indebtedness shall exceed the cost of the asset securing such indebtedness;

            (iii) liabilities under operating leases of equipment not in excess of $500,000 in the aggregate for the Company and its Subsidiaries in any fiscal year; and

            (iv) trade payables and accruals incurred in the ordinary course of business.

      (g) Name Change, Merger, Dissolution, Etc. Change its name, enter into any transaction of merger or consolidation, or change the nature of its business, or wind up, liquidate or dissolve, or agree to any of the foregoing, or permit any Subsidiary to do so, except that any Subsidiary may dissolve or transfer all or a substantial part of its properties and assets to, or may merge into, the Company or any other Subsidiary.

      (h) Compliance with ERISA; Funding of ERISA Plans. Engage in any transaction in connection with which the Company or any related person would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; terminate any ERISA Plan in a manner, or take any other action with respect to any such ERISA Plan, which would result in any liability of the Company or any Subsidiary to the Pension Benefit Guaranty Corporation; as of any ERISA Plan year, permit to exist any accumulated funding deficiency (as defined in Section 412 of the Code); or contribute or be obligated to contribute to any multi-employer ERISA Plan.

      (i) Investments. Make any investments in any Person or purchase or otherwise acquire any capital stock, properties, substantially all the assets or obligations of, or any other equity interest in, any Person, except for:

            (A) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and which mature within one year from the date of acquisition thereof;

            (B) investments in commercial paper of any corporation with a maturity not in excess of thirty days from the date of acquisition thereof and rated P-1 or better by Moody's Investors Services, Inc., or A-1 or better by Standard & Poor's Corporation;

            (C) investments in certificates of deposit with a maturity not in excess of ninety days from the date of acquisition thereof, issued by (a) the Bank or (b) any commercial bank organized and existing under the laws of the United States of America or under any state of the United States of America and having a combined capital and undivided surplus of not less than $50,000,000, provided, however, that certificates of deposit at any one bank shall at no time exceed ten percent (10%) of the undivided capital and surplus of such bank;

            (D) investments not in excess of, in the aggregate, $250,000 in any Person; and

            (E) investments representing loans to officers or directors to finance the purchase of common stock of the Guarantor provided the aggregate principal amount of such loans outstanding does not exceed, at any time, $250,000.

      (j) Sale of Assets, Dissolution, etc. (a) Sell, assign, lease, transfer or otherwise dispose of assets or properties in any fiscal year having a book value in excess of $250,000 or any stock or Indebtedness of any Subsidiary, except for
(i) the sale of inventory in the ordinary course of business, and (ii) the sale of the Company's "rake and lute" division, or (b) agree to do any of the foregoing.

      (k) Dividends, Redemptions and Other Payments. (a) Declare or pay any dividends (excluding dividends payable solely in common stock of the Company) on any shares of stock of any class of the Company now or hereafter outstanding, or
(b) purchase, redeem or otherwise retire any such shares, or apply or set apart any of its assets therefor or make any other distribution (by reduction of capital or otherwise) in respect of any such shares, or (c) agree to do any of the foregoing.

      (l) Insider Transactions. Except for those transactions described on Exhibit K, directly or indirectly purchase, acquire or lease any property or asset from, or purchase, sell, dispose of, exchange or lease any property or assets to, or render service to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (including for purposes of this Section White Metal), except pursuant to reasonable requirements and upon fair and reasonable terms and conditions not less favorable to the Company than if it were a comparable arm's length transaction and no such relationship existed.

      (m) Guarantee. Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations of any other Person (including obligations of such Persons arising from working capital maintenance agreements) other than:

            (i) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection;

            (ii) such guaranties and other contingent liabilities currently existing as disclosed in the financial statements and notes thereto of the Guarantor delivered under the Guaranty Agreement prior to the date hereof; and

            (iii) those guaranties described on Exhibit L.

      (n) Sale of Accounts. Sell, pledge, encumber or discount, with or without recourse, any of its notes or accounts.

      (o) Different Business. Enter into or carry on any business not related to the business currently conducted by the Company.

      (p) Amendment of Any Related Document. Enter into or consent to any amendment or modification of the Trust Agreement, the Loan Agreement, the Deed of Trust, the Security Agreement or any other Related Document, as in effect on the Date of Issuance.

      (q) Change in Business or Use of Project. Enter into any business which is materially different from and/or not connected with the business in which the Company is engaged on the Date of Issuance or operate the Project in a manner other than as permitted under the Loan Agreement.

      (r) Tax Status. Take any action or suffer any action to be taken by others that will impair the tax-exempt status of the Bonds.

      (s) Optional Redemption of Bonds. Take any action, or permit the Trustee's taking of any action, which would result in the optional redemption or prepayment of all or any portion of the Bonds with funds drawn under the Letter of Credit.

                                  ARTICLE VI
                               EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

            (a) The Company shall fail to pay any amount payable hereunder or under any of the Related Documents on the date when due (after giving effect to applicable grace periods); or

            (b) If any representation, warranty, statement, report or certification made by the Company herein or in any other Related Document shall be false or misleading in any material respect on the date as of which made and which could have a material adverse affect on the business or financial condition of the Company or any Subsidiary or, in the reasonable opinion of the Bank, could impair the value of the Collateral in any material respect or the liens of the Bank thereon; or

            (c) The Company shall fail to perform or observe the provisions of Sections 5.01(k), 5.01(l), 5.01(m) or Section 5.02 of this Agreement; or

            (d) The Company shall default in the performance or observance of any other agreement, covenant, term or condition binding on it contained herein other than as set forth in (c) above or in any other of the other Related Documents and such default shall not have been remedied within thirty (30) days, or lesser period set forth in such agreement or documents, after the earlier to occur of the Company becoming aware of such default or written notice thereof specifying the default shall have been received by the Company from the Bank; provided that if such default cannot reasonably be cured within such 30 day period, the period for such cure shall be extended for an additional period of up to 60 days as long as the Company has commenced action to cure such default within the initial 30 day period and diligently pursues such action; or

            (e) The Company (i) shall default in payment of principal of or interest on any other Indebtedness of, in the aggregate, $50,000 or more, beyond any period of grace provided with respect thereto, or (ii) shall default in the performance of any other agreement, covenant, term or condition contained in any agreement under which any such Indebtedness is created if the effect of such performance default described in this clause
      (ii) is to cause, or permit the holder or holders of such obligation (or a trustee in behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

            (f) Liquidation or dissolution of the Company, or suspension of the business of the Company or filing by the Company of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of the Company indicating its consent to, approval of, or acquiescence in any such petition or proceeding; the application by the Company for, or the appointment by or with the consent or acquiescence of the Company of, a receiver, a trustee or a custodian for the Company; the application by the Company for, or the consent to or acquiescence of the Company in, an assignment for the benefit of creditors; or the inability of the Company or the admission by the Company in writing of its inability to pay its debts as they mature; or

            (g) Filing of an involuntary petition against the Company or any Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Company or any Subsidiary or for all or a substantial part of its respective property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any Subsidiary and the continuance of any of such events for sixty (60) days undismissed or undischarged; or

            (h) If (i) any order is entered in any proceedings against the Company decreeing the dissolution or split-up of the Company, and such order remains in effect for more than sixty (60) days; or (ii) any charges (whether by indictment, information or other criminal process) are instituted against the Company under any criminal statute, state or federal, for which seizure or forfeiture of assets is a potential penalty or remedial measure; or

            (i) If a final judgment, which with other outstanding final judgments against the Company or any Subsidiary exceeds applicable insurance coverage by an aggregate of $50,000 shall be rendered against the Company or any Subsidiary, and if within thirty (30) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged;

            (j) Any provision of this Agreement shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any or further liability or obligation under this Agreement; or

            (k) Any "Event of Default" under and as defined in the Loan Agreement, the Trust Agreement, the Deed of Trust, the Guaranty Agreement, the Security Agreement or any other Related Document shall have occurred and not been waived; or

            (l) The Bonds for any reason shall be determined to be invalid or any Related Document shall for any reason cease to be in full force and effect.

      SECTION 6.02. Rights Upon an Event of Default. If any Event of Default shall have occurred and not been waived, the Bank may give notice of the occurrence and continuance of an Event of Default to the Bond Trustee pursuant to Section 901 of the Trust Agreement, and direct the

Bond Trustee to declare the principal of the Bonds then outstanding and the interest accrued thereon immediately due and payable under Section 901 of the Trust Agreement resulting in the Trustee drawing under the Letter of Credit pursuant to Section 902 of the Trust Agreement whereupon all amounts drawn under the Letter of Credit, all Advances, all interest thereon and all other amounts payable hereunder or in respect hereof shall automatically be forthwith due and payable by the Company, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company. The Bank may also elect to cause the Bonds to be purchased with the proceeds of the Letter of Credit pursuant to the terms of the Trust Agreement. If the Bonds are purchased rather than redeemed with the proceeds of such a drawing under the Letter of Credit, such Bonds shall be held as Pledged Bonds for the benefit of the Bank in accordance with the terms hereof and of the terms of the Trust Agreement.

      Notwithstanding the foregoing, if an Event of Default specified in (f) or
(g) above shall occur, then all commitments, if any, shall automatically terminate and all obligations owing to the Bank hereunder and all accrued interest in respect thereof shall immediately become due and payable without the giving of any notice or other action by the Bank.

      SECTION 6.03. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Loan Agreement, the Deed of Trust, the Security Agreement, the Trust Agreement or the other Related Documents, or now or hereafter existing at law or in equity or by statute.

      SECTION 6.04. Anti-Marshalling Provisions. The right is hereby given by the Company to the Bank to make releases (whether in whole or in part) of all or any part of the security under the Deed of Trust, the Security Agreement or the Trust Agreement agreeable to the Bank without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining collateral conferred under such documents, nor release the Company from liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the collateral shall be subjected to the remedies provided herein, or in the Deed of Trust, the Security Agreement or the Trust Agreement. The Company hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

                                  ARTICLE VII
                                 MISCELLANEOUS

      SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by receipted hand delivery (including Federal Express or other receipted courier service), telex or regular mail, if to the Company, at its address at 4501 Circle 75 Parkway, Suite F-6300, Atlanta, Georgia 30339, Attention: President; if to the Bank, at its address at Post Office Box 1727, Wilmington, North Carolina 28402-1727, Attention: City Executive; if to the Bond Trustee, at its address at Sixth and Marquette, Minneapolis, Minnesota 55479-0069, Attention:
Corporate Trust Department; or, as to each party, at such other address as shall be designated by such party in a written notice to other party. All such notices and communications shall, when delivered or telexed, be effective when deposited with the courier or telexed, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

      SECTION 7.03. No Waiver. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      SECTION 7.04. Right of Set-off. (a) Upon the occurrence and continuation of any Event of Default after any applicable notice, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now and hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

      (b) The Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

      SECTION 7.05. Indemnification. The Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which the Bank may incur or which may be claimed against the Bank by any person or entity:

            (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, contained in the Official Statement (other than the statements contained under the caption "The Bank" and "Tax Exemption") or any amendment or supplement thereto, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; or

            (b) by reason of or in connection with the execution, delivery or performance of this Agreement, the Bonds, the Trust Agreement, the Loan Agreement, or any Related Document, or any transaction contemplated thereby; or

            (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank pursuant to this Section 7.05(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Bank's gross negligence or willful misconduct in failing to make lawful payment under the Letter of Credit after the presentation to it by the Bond Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

      Nothing in this Section 7.05 is intended to limit the Company's obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 7.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit.

      SECTION 7.06. Liability of the Bank. The Company assumes all risks of the acts or omissions of the Bond Trustee and any other beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or any acts or omissions of the Bond Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such document should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages, suffered by the Company which the Company proves were caused by the Bank's (i) gross negligence or willful misconduct in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure to make lawful payment under the Letter of Credit after the presentation to it by the Bond Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that reasonably appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 7.07. Costs, Expenses and Taxes. The Company agrees to pay immediately when due all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration and enforcement of or monitoring of compliance with this Agreement and the Related Documents and any other documents which may be delivered in connection with this Agreement or the transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank and of counsel and any agents or consultants for the Bank, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all reasonable costs and expenses (including counsel fees and expenses) in connection with (i) the preparation and enforcement of this Agreement, the Related Documents and such other documents which may be delivered in connection herewith or therewith or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamps and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Related Documents and such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 7.08. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may, without cost or expense to the Company, assign or sell a participation in all or any part of, or any interest (undivided or divided) in, the Bank's rights and benefits under this Agreement to any financial institution. To the extent of any assignment by the Bank, the assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were the Bank issuing or paying under the Letter of Credit hereunder.

      SECTION 7.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      SECTION 7.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

      SECTION 7.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 7.12. Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Company and the Bank relating to the issuance of the Letter of Credit, including those contained in any commitment letter between the Bank and the Company executed in anticipation of the issuance of the Letter of Credit, except for any provisions in such commitment letter which by their express terms survive issuance of the Letter of Credit.

      SECTION 7.13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 7.14. Removal of Remarketing Agent. Upon the written direction of the Bank to remove the Remarketing Agent stating the reason therefor, and whether due to the Bank's request or otherwise, upon the resignation of the Remarketing Agent, the Company hereby agrees to remove the Remarketing Agent and to appoint such successor Remarketing Agent as shall be acceptable to the Bank.

      SECTION 7.15. Modification to Promissory Note dated June 21, 1993 of the Company. The Company agrees that, effective upon the Date of Issuance, the Promissory Note of the Company dated June 21, 1993 in favor of the Bank in the original principal amount of $4,200,000 (the "Note") is hereby amended as follows:

      (i) Commencing with the scheduled payment due June 21, 1997, and for each scheduled payment date thereafter, principal and interest on the Note shall be payable as follows: on each payment date a principal installment shall be payable in the amount of $41,857.88 and all accrued unpaid interest to such payment date shall be payable.

      (ii) On April 21, 1998, all unpaid principal and interest on the Note shall be due and payable in full.

      If requested by the Bank, the Company will execute the Bank's standard Note Modification Agreement to reflect the foregoing modification.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


ATTEST:                           LESLIE-LOCKE, INC.


By:______________________         By:_________________________________________
Title:___________________         Title:______________________________________

(Seal)


                                  BRANCH BANKING AND TRUST COMPANY


                                  By:_________________________________________
                                  Title:______________________________________

                                   EXHIBIT A


                          [Form of Letter of Credit]


                         IRREVOCABLE LETTER OF CREDIT
         CUSTOMER ACCOUNT NO. ________ AND LETTER OF CREDIT NO. ______


                                                                 June __, 1997


Norwest Bank Minnesota, National Association
Corporate Trust Department
Sixth and Marquette
Minneapolis, Minnesota 55479-0069

Dear Ladies and Gentlemen:

      At the request of and pursuant to the instructions of Leslie-Locke, Inc. (the "Company"), we hereby establish this Irrevocable Letter of Credit in your favor as Trustee under an Indenture of Trust dated as of June 1, 1997, between The Pender County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") and Norwest Bank Minnesota, National Association, as trustee (the "Indenture") pursuant to which $7,000,000 principal amount of the Issuer's industrial development revenue bonds (the "Bonds") have been issued. We hereby authorize you to draw on us an amount not exceeding $7,466,666 (the "Initial Stated Amount" and, as the same may from time to time be reduced and thereafter reinstated as hereinafter provided, the "Stated Amount") of which (i) subject to the provisions below reducing amounts available hereunder, an aggregate amount not exceeding $7,000,000 may be drawn on in respect of principal or the portion of the purchase price corresponding to principal of the Bonds (the "Principal Component"); (ii) subject to the provisions below reducing amounts available hereunder, an aggregate amount not exceeding $256,666 may be drawn on in respect of the payment of up to 110 days' interest or the portion of the purchase price corresponding to interest on the Bonds at an assumed per annum interest rate of 12% (the "Interest Component"); and (iii) subject to the provisions below reducing amounts available hereunder, an aggregate amount not exceeding $210,000 may be drawn upon in respect of the payment of premium on the Bonds upon a mandatory redemption of any Bonds pursuant to Section 301(b) of the Indenture due to an occurrence of a Determination of Taxability (the "Premium Component") effective immediately and expiring at 3:00 P.M. (Charlotte, North Carolina time) at our Presentation Office (as hereinafter defined) on June 30, 2000 (the "Expiration Date") or earlier as hereinafter provided.

      Multiple and partial drawings may be made under this Letter of Credit, but no single drawing under this Letter of Credit shall be honored in an amount exceeding the Stated Amount.

      Funds under this Letter of Credit are available to you against a sight draft drawn on us, stating on its face "Drawn under Branch Banking and Trust Company Irrevocable Letter of Credit Customer Account No. _________ and Letter of Credit No. ______", presented for payment on a day of the year on which state chartered banks are not required or authorized to close in Charlotte, North Carolina (a "Business Day"), and accompanied by a written certificate:

            (a) in the form of Annex A attached hereto (an "A Drawing") if the drawing is made with respect to payment of principal of the Bonds upon the acceleration, redemption or stated maturity thereof;

            (b) in the form of Annex B attached hereto (a "B Drawing") if the drawing is made with respect to payment of interest on the Bonds on or prior to their stated maturity date;

            (c) in the form of Annex C attached hereto (a "C Drawing") if the drawing is made with respect to payment of the portion of the purchase price of, and accrued and unpaid interest on, Bonds tendered for purchase pursuant to Section 202(e) of the Indenture ("Pledged Bonds"); and

            (d) in the form of Annex D attached hereto (a "D Drawing") if the drawing is made with respect to payment of the premium due upon a mandatory redemption of any Bonds pursuant to Section 301(b) of the Indenture upon a Determination of Taxability.

      The demand for payment hereunder shall not exceed the Stated Amount. The Stated Amount shall be reduced by delivery to us of your certificate in the form of Annex E in the amount specified in such certificate.

      The Principal Component of the Stated Amount shall be further automatically and permanently reduced by the amount of each A Drawing. The Premium Component of the Stated Amount shall be automatically and permanently reduced by the amount of each D Drawing. The Stated Amount shall also be reduced by the amount of any drawing hereunder, except that (i) the amount of each B Drawing in respect of interest shall forthwith be restored (except as provided in the next following sentence) unless we shall notify you no later than 10 days after such B Drawing that the same shall not be restored by reason of the failure of the Company to have reimbursed such drawing; and (ii) the amount of each C Drawing shall be restored upon receipt by you of notice from us confirming that the Company has reimbursed us for such drawing. In the case of a B Drawing delivered in connection with a redemption (but not purchase) of Bonds as indicated on Annex B, there shall be a pro rata permanent reduction of the Interest Component as provided in such Annex B.

      This Letter of Credit shall expire at our close of business at the Presentation Office on the earlier to occur of (i) the Expiration Date (or if the same is not a Business Day, the first such Business Day following the Expiration Date), or (ii) fifteen days following the Conversion Date (as defined in the Indenture) or (iii) the date on which we receive from you a certificate in the form of Annex F hereto. This Letter of Credit shall be promptly surrendered to us by you upon such expiration. The Expiration Date may be extended by us at our discretion at any time or from time to time, by our giving written notice of such extension to you specifying a new Expiration Date.

      The aforesaid certificates, which form an integral part of this Letter of Credit, shall have all blanks appropriately filled in and shall be signed by your authorized officer, and any sight draft and the aforesaid certificates shall be in the form of a letter on your letterhead either delivered to us at our office located at 202 North Third Street, Wilmington, North Carolina,
Attention: City Executive (the "Presentation Office") on a Business Day or delivered to us by telefacsimile (at telecopier number 910/815-2799) on a Business Day (or at such other address or telecopier number as we may designate in a written notice delivered to you). The originals of all documents telecopied to us pursuant to which a drawing is made hereunder shall be delivered to us immediately following such telefacsimile. If demand for payment is made hereunder not later than 11:00 A.M. (Charlotte, North Carolina time) on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment of the amount demanded shall be made in immediately available funds not later than 3:00 P.M. (Charlotte, North Carolina time) on the same Business Day. If demand for payment is made hereunder after 11:00 A.M. (Charlotte, North Carolina time) on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment of the amount demanded shall be made in immediately available funds, not later than 10:00 A.M. (Charlotte, North Carolina time) on the next succeeding Business Day.

      This Letter of Credit is transferable in its entirety (but not in part) to any transferee whom you certify to us has succeeded you as Trustee under the Indenture. Transfer of the available balance of this Letter of Credit to a successor transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a written certificate in the form of Annex G attached hereto and payment of the transfer commission referred to in Annex G.

      Only you (or a transferee as permitted by the terms of this Letter of Credit) may make a drawing under this Letter of Credit. Upon payment to you or your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to the respective demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment. By paying to you an amount demanded in accordance herewith we make no representation as to the correctness of the amount demanded.

      This Letter of Credit sets forth in full the terms of our undertaking and shall not in any way be amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit is related, except for the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates.

      This Letter of Credit, except as otherwise expressly stated herein, is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, and to the extent not inconsistent therewith, the laws of the State of North Carolina.

                              BRANCH BANKING AND TRUST COMPANY


                              By:___________________________________
                              Title:  Vice President

                                                                       Annex A
                              DRAWING CERTIFICATE


                                                                        [Date]
Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention:  Business Services Manager

Re:   Drawing Certificate

Ladies and Gentlemen:

      Norwest Bank Minnesota, National Association (the "Trustee") hereby certifies to Branch Banking and Trust Company (the "Bank") with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit"; the terms "Bonds", "Stated Amount", "Principal Component" and "Indenture" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the trustee under the Indenture for the holders of the Bond.

      2. The Trustee is making a demand for payment under the Letter of Credit with respect to $________ to be used for the payment of principal of the Bonds.

      3. The amount of principal of the Bonds which is due and payable is $________ and is the amount of the sight draft accompanying this Certificate.

      4. The amount of this demand for payment and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with Section 301 of the Indenture and does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit with respect to the payment of principal of the Bonds.

      5. Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the appropriate amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      The undersigned acknowledges that upon the Bank's honoring the Draft accompanying this Certificate, the Principal Component of the Stated Amount under the Letter of Credit shall be permanently reduced by the aggregate amount of such Draft.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 19__.


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                                    By:_____________________________

                                                                       Annex B

                              DRAWING CERTIFICATE

                                                                        [Date]

Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention:  Business Services Manager

Re:   Drawing Certificate

Ladies and Gentlemen:

      Norwest Bank Minnesota, National Association (the "Trustee") hereby certifies to Branch Banking and Trust Company (the "Bank") with reference to Irrevocable Letter of Credit No. _________ (the "Letter of Credit"; the terms "Bonds", "Stated Amount" and "Indenture" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

      2. The Trustee is making a demand for payment under the Letter of Credit with respect to $________ to be used for the payment of interest on the Bonds on or prior to their stated maturity date.

      3. The amount of interest on the Bonds which is due and payable is $________ and is the amount of the sight draft accompanying this Certificate.

      4. The amount of this demand for payment and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with Section 202(b) of the Indenture, and does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit with respect to interest on the Bonds.

      [5. The amount drawn hereby is to be used to pay interest on Bonds redeemed and not purchased. The undersigned acknowledges that upon the Bank's honoring the Draft accompanying this Certificate, the Interest Component of the stated amount under the Letter of Credit shall be permanently reduced by an amount equal to 110 days interest on the principal amount of the Bonds being redeemed computed at the rate of 12% per annum.]

      5.[6] Upon receipt by the undersigned of the amount demanded hereby (a) the undersigned will apply the same directly to the payment when due of the appropriate amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 19__.


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                                    By:__________________________

                                                                       Annex C

                              DRAWING CERTIFICATE

                                                                        [Date]
Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention:  Business Services Manager

Re:   Drawing Certificate

Ladies and Gentlemen:

      Norwest Bank Minnesota, National Association (the "Trustee"") hereby certifies to Branch Banking and Trust Company (the "Bank") with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit"; the terms "Bonds", "Indenture", "Stated Amount" and "Pledged Bonds" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

      2. The Trustee is making a demand for payment under the Letter of Credit to be applied to the payment of the portion of the purchase price of Bonds tendered for purchase pursuant to Section 202(e) of the Indenture, equal to the principal amount thereof. The amount of such portion of the purchase price equal to the principal amount of such Bonds is $__________.

      3. The Trustee is making a demand for payment under the Letter of Credit to be applied to the payment of the portion of the purchase price of Bonds tendered for purchase pursuant to Section 202(e) of the Indenture, equal to the amount of accrued and unpaid interest on such Bonds to the date of purchase thereof. The amount of such portion of the purchase price equal to accrued and unpaid interest on such Bonds to the date of purchase thereof is $____________.

      4. The amount of this demand for payment is $__________ (the sum of the amounts in Paragraphs 2 and 3 above) and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with Section 202(e) of the Indenture, and does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit with respect to principal and interest of the Bonds.

      5. Upon receipt of the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the appropriate amount owing on account of the purchase price of Pledged Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied for any other purpose and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      6. The Trustee agrees to hold, as the designee and agent for the Bank, the Bonds tendered for purchase and, upon request, will deliver the Bonds with respect to which this drawing relates and the purchase price of which demand is made hereunder to the Bank as Pledged Bonds entitled to a security interest in favor of the Bank.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 19__.


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee


                                    By:_____________________________

                                                                       Annex D


                              DRAWING CERTIFICATE

                                                                        [Date]

Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention:  Business Services Manager

Re:   Drawing Certificate

Ladies and Gentlemen:

      Norwest Bank Minnesota, National Association (the "Trustee") hereby certifies to Branch Banking and Trust Company (the "Bank") with reference to Irrevocable Letter of Credit No. ________ (the "Letter of Credit"; the terms "Bonds", "Indenture", and "Stated Amount" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

      2. The Trustee has given the notice of redemption required by Article III of the Indenture upon a Determination of Taxability.

      3. The Trustee is making a demand for payment under the Letter of Credit to be applied to the payment of premium on Bonds redeemed pursuant to Section 301(b) of the Indenture, equal to 3% of the outstanding principal balance of the Bonds so redeemed.

      4. The amount of premium payable on such Bonds is $__________ and is the amount of the sight draft accompanying this Certificate.

      5. The amount of this demand for payment and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with Section 301(b) of the Indenture and does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit with respect to premium on the Bonds.

      6. Upon receipt of the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the appropriate amount owing on account of premium on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 19__.

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee


                                    By:_____________________________

                                                                       Annex E

                                                                        [Date]

Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention:  Business Services Manager

Ladies and Gentlemen:

      Norwest Bank Minnesota, National Association (the "Trustee") hereby certifies to Branch Banking and Trust Company (the "Bank") with reference to Irrevocable Letter of Credit No. _________ (the "Letter of Credit"; the terms "Bonds", the "Indenture" and "Stated Amount" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

      2. The Trustee hereby notifies you that on or prior to the date hereof $_________ amount of the Bonds have been paid, redeemed or defeased pursuant to the Indenture other than with funds drawn under the Letter of Credit.

      3. Following the payment, redemption or the defeasance referred to in paragraph (2) above, the aggregate principal amount of all the Bonds outstanding is $___________.

      4. The amount of interest (computed at a rate of [________ percent (___%)] per annum), accruing on the Bonds referred to in paragraph (3) above in any period of ___ days is $_______.

      5. The amount of premium payable on the Bonds on the principal balance referred to in paragraph 3 above in the event of a Determination of Taxability is $___________.

      6. The amount available to be drawn under the Letter of Credit has been reduced to $_____ (such amount being equal to the amounts specified in paragraphs 3, 4 and 5 above).

      7. The Stated Amount of the Letter of Credit is reduced to $______ (such amount being equal to the amount specified in paragraph 6 above upon receipt by the Bank of this certificate.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________. 19__.

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee


                                    By:_____________________________

                                                                       Annex F

                                                                        [Date]

Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention: Business Services Manager

Ladies and Gentlemen:

      Norwest Bank Minnesota, National Association (the "Trustee") hereby certifies to Branch Banking and Trust Company (the "Bank") with reference to Irrevocable Letter of Credit No. ______ (the "Letter of Credit"; the terms "Bonds" and "Indenture" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

      2. The Trustee hereby notifies you that all the Bonds have been paid, redeemed or defeased pursuant to the Indenture or the Letter of Credit is no longer required to be maintained pursuant to the Indenture.

      3. The Letter of Credit is attached hereto and is being surrendered to you herewith.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this ___ day of _____, 19__.


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee


                                    By: ___________________________

                                                                       Annex G

                                                                        [Date]


Branch Banking and Trust Company
202 North Third Street
Post Office Box 1727
Wilmington, North Carolina 28402-1727

Attention:  Business Services Manager

Ladies and Gentlemen:

      We refer to Irrevocable Letter of Credit No. _______ (the "Letter of Credit"), issued in favor of Norwest Bank Minnesota, National Association, as Trustee under the Indenture (as defined in the Letter of Credit).

      For value received we hereby irrevocably transfer to ____________________, hereinafter referred to as the transferee, all rights of the undersigned to draw under the above Letter of Credit in its entirety.

      By this transfer, all rights of the undersigned in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned.

      The Letter of Credit is returned herewith.

      Please notify the transferee of this transfer and the conditions of the Letter of Credit.

      In connection with the above transactions, we herewith hand you our check to the order of Branch Banking and Trust Company for $2,500 representing its transfer fee, which is to be considered earned whether or not any drafts are drawn and whether or not payments are made under the above Letter of Credit. We also agree to pay to you on demand any expenses which may be incurred by you in connection with this transfer.

                                    Very truly yours,



                                    -----------------------------------
                                    (Signature of Transferor)

Signature Authenticated


_______________________
       (Bank)



_______________________
(Authorized Signature)

                                   EXHIBIT B

                       [FORM OF COMPANY COUNSEL OPINION]

                               _______ __, 1997

Branch Banking and Trust Company
Post Office Box 1727
Wilmington, North Carolina 28402-1727


                                  $7,000,000
                  The Pender County Industrial Facilities and
                     Pollution Control Financing Authority
                     Industrial Development Revenue Bonds
                         (Leslie-Locke, Inc. Project)

                 --------------------------------------------

Ladies and Gentlemen:

      We are counsel to Leslie-Locke, Inc., a Delaware corporation (the "Company") and Leslie-Building Products, Inc. (the "Guarantor"). In that capacity we are familiar with the matters relating to the preparation, execution and delivery of a Letter of Credit and Reimbursement Agreement, dated as of June 1, 1997 (the "Reimbursement Agreement) between the Company and Branch Banking and Trust Company (the "Bank") and a Guaranty Agreement dated as of June 1, 1997 from the Guarantor in favor of the Bank (the "Guaranty Agreement"). Terms defined in the Reimbursement Agreement are used herein as therein defined. Among other things, we have examined:

            (1) a fully executed counterpart of the Reimbursement Agreement and Guaranty Agreement;

            (2) a fully executed counterpart of the Deed of Trust;

            (3) a fully executed counterpart of the Security Agreement;

            (4) the other Related Documents referred to in the Reimbursement Agreement;

            (5) financing statements naming the Company as debtor and the Bank as the secured party, covering the security interests granted in the Deed of Trust;

            (6) financing statements naming the Company as debtor and the Bank as secured party relating to the Security Agreement (such financing statements in (5) and (6) herein called the "Financing Statements");

            (7) the Certificate of Incorporation of each of the Company and the Guarantor and all amendments thereto (collectively, the "Charters");

            (8) the Bylaws of each of the Company and the Guarantor as now in effect (collectively, the "Bylaws"); and

            (9) the documents delivered by or on behalf of the Company pursuant to Section 3.01 of the Reimbursement Agreement.

      We have also examined the originals, or copies certified to our satisfaction, of (i) such other corporate records of the Company and the Guarantor, certificates of public officials and of officers of the Company and the Guarantor, (ii) the agreements, instruments and documents identified to us by the Company or the Guarantor which affect or purport to affect the obligations of the Company under the Reimbursement Agreement or the Related Documents or the Guarantor under the Guaranty Agreement, and (iii) such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company and the Guarantor or their respective officers or of public officials. We have assumed the due execution and delivery by the Bank of the Reimbursement Agreement and the Related Documents to which it is a party.

      In rendering the opinions set forth herein, all statements made herein which are specifically subject to the qualifications "to the best of our knowledge", "known to us", or words of like meaning, are made on the basis of our existing knowledge, without independent investigation or inquiry. Other than as expressly stated herein, we have conduced no independent investigation or inquiry of any documents, agreements, instruments, information or facts. We express no opinion with respect to any financial statements or other financial information supplied by, or relating to, the Company or the Guarantor in the Reimbursement Agreement, the Related Documents or otherwise.

      We are members of the bar of the State of New York and not purport to be expert in, or to render opinions or advice with respect to, the laws of any jurisdiction other than New York and Federal laws of the United States. We have, however, reviewed the Delaware General Corporation law to the extent required to express the opinions set forth herein. The opinions expressed herein are limited to matters governed by the laws of the State of New York, the Federal laws of the United States and the Delaware General Corporation Law.

      Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, based solely our review of certificates issued by the Secretary of State of North Carolina, is duly qualified to do business in, and is in good standing under the laws of the State of North Carolina.

            2. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            3. The execution, delivery and performance by the Company of the Reimbursement Agreement, the Deed of Trust, the Security Agreement and the Related Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Charter or the Bylaws of the Company,
      (ii) to the best of our knowledge, any judgment, writ, order or decree issued in proceedings to which the Company is a party and which is applicable to the Company or its properties or (iii) to the best of our knowledge, any agreement or contractual restriction contained in any material contract to which the Company is a party and which is binding on or affects the Company or any of its properties other than the loan documents executed in connection with the loans made by the Bank to the Company on June 21, 1993, July 29, 1994, January 6, 1995, and November 29, 1995, respectively; and, to the best of our knowledge, such execution, delivery and performance do not result in or require the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by the Reimbursement Agreement, the Deed of Trust or the Security Agreement) upon or with respect to any of the Company's properties.

            4. The execution, delivery and performance by Guarantor of the Guaranty Agreement and any other instruments and certificates executed in connection therewith are within the Guarantor's corporate powers, have duly authorized by all necessary corporate action, do not contravene, (i) the Charter or the Bylaws of the Guarantor, (ii) to the best of our knowledge, any judgment, writ, order or decree issued in proceedings to which the Guarantor is a party and which is applicable to the Guarantor or its properties or (iii) to the best of our knowledge, any agreement or contractual restriction contained in any material contract to which the Company is a party and which is binding on or affects the Company or any of its properties other than the guaranty agreements dated July 29, 1994, January 6, 1995, and November 29, 1995, by and between the Guarantor and the Bank; and, to the best of our knowledge, such execution, delivery and performance do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

            5. No authorization or approval or other action by, and no notice to or filing or registration with, any New York or United States governmental authority or regulatory body is required for (i) the due execution, delivery and performance by the Company of the Reimbursement Agreement, the Deed of Trust, the Security Agreement or any Related Document to which it is a party, (ii) the grant by the Company of the mortgage lien and security interests created by the Deed of Trust or the Security Agreement,
      (iii) the perfection of, or the exercise by the Bank of its rights and remedies under the Deed of Trust or the Security Agreement, except for the filings and recordings referred to in paragraphs 7 and 8 below or (iv) the due execution, delivery and performance by the Guarantor of the Guaranty Agreement.

            6. The Reimbursement Agreement, the Deed of Trust, the Security Agreement and the Related Documents to which the Company is a party have been duly executed and delivered by the Company. Assuming the laws of the State of North Carolina are the same as the laws of the State of New York in all respects, each of such documents are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by insolvency, moratorium, or similar laws relating to or limiting creditors' rights generally or by equitable principles of general application.

            7. The Guaranty Agreement has been duly executed and delivered by the Guarantor. Assuming the laws of the State of North Carolina are the same as the laws of the State of New York in all respects, the Guaranty Agreement constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by insolvency, moratorium, or similar laws relating to or limiting creditors' rights generally or by equitable principles of general application.

            8. There is no pending or threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company or any of its subsidiaries or the Guarantor which may materially adversely affect the properties, business, financial condition or operations of the Company or Guarantor or the ability of the Company or Guarantor to perform its obligations under the Reimbursement Agreement or any Related Document which purports to affect the legality, validity or enforceability of the Reimbursement Agreement or any Related Document.

            9. Assuming the laws of the states having jurisdiction over the Collateral (as defined in the Reimbursement Agreement and used throughout this letter with such definition) are the same as the laws of the State of New York in all respects, the Security Agreement creates in favor of the Bank a legal lien on and security interest in all the Collateral securing the payment of the obligations covered thereby, assuming that financing statements describing the Collateral are filed by the Bank in proper form in the offices in which such filings are required by the laws of the states having jurisdiction over the Collateral, and assuming that the laws of the states having jurisdiction over the Collateral are the same as the laws of the State of New York in all respects, such liens and security interest will be perfected as to the Collateral with respect to which such perfection can be effected by filing of financing statements in accordance with the Uniform Commercial Code as in force and effect in such jurisdictions; except as the enforceability of any of the foregoing may be limited by insolvency moratorium or similar laws relating to or limited creditors' rights generally or by equitable principles of general applications. We express no opinion with respect to the relative priority of any liens and security interests purported to be created under the Security Agreement or any other Related Documents or perfected as to the Collateral.

                                    Very truly yours,

                                    BERLACK, ISRAELS & LIBERMAN LLP

                                   EXHIBIT C

                    Form of Opinion Letter for Bond Counsel



                   [See Tab Number 21 of Closing Documents]

                                   EXHIBIT D

                             Form of Deed of Trust



                    [See Tab Number 2 of Closing Documents]

                                   EXHIBIT E

                          Form of Security Agreement




                    [See Tab Number 3 of Closing Documents]

                                   EXHIBIT F

                          Form of Guaranty Agreement




                    [See Tab Number 5 of Closing Documents]

                                  EXHIBIT G

                               Payment of Taxes

                                   EXHIBIT H

                    Agreements of Company and Subsidiaries

                                   EXHIBIT I

                             Environmental Matters

                                   EXHIBIT J

                        Locations of Personal Property

                                   EXHIBIT K

                             Insider Transactions

                                   EXHIBIT L

                                  Guarantees

                               Schedule 4.01(d)